Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Albany Molecular Research, Inc.:

We consent to the use of our reports dated March 13, 2008, with respect to the consolidated balance sheets of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, incorporated by reference in this Registration Statement on Form S-8 of Albany Molecular Research, Inc. related to the registration of shares for the 2008 Stock Option and Incentive Plan.

Our report on the consolidated financial statements refers to changes in the method of accounting for share-based payments and other post retirement benefit obligations in 2006.

/s/KPMG LLP

Albany, New York

July 7, 2008